EXHIBIT 10.41

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is by and between First Investors Financial Services, Inc., a Texas corporation (the "Employer"), and Tommy A. Moore, Jr., a resident of Harris County, Texas (the "Employee"), who agree as follows:

      1. EMPLOYMENT AND TERM. Employer hereby employs Employee and Employee hereby accepts employment at the salary and upon the terms and conditions herein set forth, to work for Employer in the capacities set forth herein for a term beginning on the date hereof and ending on July 15, 1998.

      2.    DUTIES.

            A. It is anticipated that Employee will serve as the President of Employer and a member of the Board of Directors of Employer, but nothing herein shall interfere with the authority of the Board of Directors of Employer to elect corporate officers or the authority of its shareholders to elect directors. Employee agrees, as long as he is the President of Employer, to devote substantially all of his business time and efforts to his duties in such capacity for the profit, benefit and advantage of Employer. Employee shall also serve in such additional offices or capacities with Employer or its affiliates to which he may be elected or appointed and as are consistent with his primary duties hereunder.

            B.    The principal office of Employee shall be in
Houston, Texas where the principal portion of his duties shall be performed.
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      3.    COMPENSATION.

            A. As compensation for his services hereunder, Employer shall pay Employee a salary of $150,000 per annum, payable in equal semi-monthly installments as it accrues.

            B. In addition to the salary provided by Section 3(A), above, Employee may be paid an incentive bonus, at the sole discretion of the Board of Directors, based on the financial performance of the Employer for its fiscal year ending April 30, 1998. The manner of payment, amount and timing of such bonus, if any, shall be at the sole discretion of the Board of Directors.

            C. Employee shall be reimbursed by Employer for all reasonable and necessary costs and expenses incurred by him in the performance of his services hereunder, subject to compliance with such general policies as shall be adopted by the Board of Directors on that subject. 4. TERMINATION. A. Employee's employment pursuant to this Agreement may be terminated prior to expiration of the term hereof only: (a) by the mutual agreement of Employer and Employee; (b) by Employee's death, automatically on the date of death; or (c) by Employer, if Employee (i) is disabled, or (ii) commits an act constituting a dishonest act or material misconduct, or a fraudulent act or a felony under the laws of any state or of the United States to which the Employer or Employee is subject, and such act results (or is intended to result directly or indirectly) in the Employee's substantial gain or personal enrichment to the detriment of the

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Employer. For purposes of this Agreement, the term "disabled" means the mental or physical incapacity of the Employee to perform his usual duties for the Employer for a period of 180 consecutive days or more. If there is any disagreement between the Employee and the Employer with respect to whether the Employee is disabled, then the Employer and Employee shall obtain a determination from an impartial reputable physician selected for the purpose of making such determination, whose decision shall be binding upon both parties. If the Employer and the Employee cannot agree upon the selection of such physician, the then president of the Houston Medical Society may make the selection of such physician, which selection shall be binding upon all parties and such physician's decision shall be binding upon all parties.

            B. If Employee's employment is terminated in the manner and for any reason specified in Section 4(A), Employer shall be obligated to pay Employee only his annual salary prorated to the date of termination pursuant to
Section 3(A).

            C. If Employee's employment is terminated in a manner and for any reason other than those specified in Section 4(A), Employee shall receive within thirty days after such termination, as liquidated damages and in complete satisfaction of all obligations of Employer under this Agreement a sum equal to the aggregate salary which would have been payable to Employee pursuant to
Section 3(A) during the remaining term of this Agreement had it not been terminated.

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      5.    NON-COMPETITION. During the term of this Agreement and for a period of three years from and after the termination of Employee's employment for any reason whatsoever, Employee shall not, directly or indirectly, for his own account of for the account of others, as an officer, director, shareholder, owner, partner, employer, promoter, consultant, manager, employee or otherwise, participate in the promotion, financing, ownership, operation or management of, or assist in or carry on through a proprietorship, corporation, partnership, or other form of business entity or otherwise, anywhere in the United States of America, (i) the automobile finance business, which includes, without limitation, the origination, purchase, carrying, servicing, sale, securitization or other disposition of consumer paper or installment receivables, or (ii) any other business or enterprise which is competitive with that engaged in by the Employer as of the date of this Agreement. Provided, however, that nothing contained herein shall be construed to prohibit the Employee, after the termination of Employee's employment for any reason, from accepting employment as a salaried employee of any recognized and established financial institution or investment banking firm which was not founded or organized by Employee.

      6. NON-INTERFERENCE. If Employee's employment is terminated for any reason whatsoever, then and in that event, for a period of three years thereafter, Employee shall not in any way, directly or indirectly, (i) entice any persons to leave the employ of Employer,
(ii) employ any persons who have been employed by Employer within

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the six months immediately preceding, or (iii) do business with, or solicit business of, any persons or entities who have been customers of Employer within the two years immediately preceding.

      7. CHOICE OF LAW. This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas. In the event of a dispute hereunder, it is agreed that venue lies in a court of competent jurisdiction in Harris County, Texas. The rights created hereunder are cumulative of any and all other rights of the Employer at law or in equity.

      8. ASSIGNMENTS. Employer shall be permitted to assign this Agreement to its successors or assigns, by reason of any merger, consolidation, reorganization, sale of substantially all of Employer's assets or other business combination, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns. The rights and obligations of Employee under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.
      9. ENTIRE AGREEMENT. This Agreement embodies the final and entire agreement between the parties hereto and supersedes all prior commitments, agreements, representations, inducements and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions. There are no oral agreements between the parties

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hereto.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.
      10. COUNTERPARTS. This Agreement shall be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
      IN WITNESS WHEREOF, this Agreement is executed in multiple counterparts in Houston, Texas on the 16th day of July 1997.

                                    First Investors Financial Services, Inc.


                                    By:   BENNIE H. DUCK, VICE PRESIDENT
                                          Bennie H. Duck, Vice President



                                         TOMMY A. MOORE, JR.
                                         Tommy A. Moore, Jr.


                                   GUARANTY

      First Investors Financial Services Group, Inc., which owns indirectly all of the capital stock of the Employer, hereby unconditionally guarantees the full and timely performance by the Employer of all of its duties and obligations to the Employee pursuant to the foregoing Employment Agreement.

                                    First Investors Financial Services
                                    Group, Inc.


                                    By:   Bennie H. Duck
                                          Bennie H. Duck, Vice President

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